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                                                                   Exhibit 8.1

                      [Letterhead of Davis Polk & Wardwell]

                                   September 14, 2004


Charles River Laboratories International, Inc.
251 Ballardvale Street
Wilmington, Massachusetts
01887

Ladies and Gentlemen:

     We have acted as counsel for Charles River Laboratories International, Inc. ("Parent"), a Delaware corporation, in connection with (i) the Mergers, as defined and described in the Agreement and Plan of Merger (including the exhibits and schedules thereto, the "Merger Agreement"), dated as of June 30, 2004, as amended, among Parent, Inveresk Research Group, Inc. ("Company"), a Delaware corporation, Indigo Merger I Corp., a Delaware corporation that is a newly-formed, wholly-owned subsidiary of Parent ("Merger Sub I"), and Indigo Merger II LLC. (formerly named Indigo Merger II Corp.), a Delaware limited liability company and wholly-owned subsidiary of Parent ("Merger Sub II") and
(ii) the preparation and filing of the related Registration Statement on Form S-4, which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended, relating to the proposed Mergers. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with Amendment No. 1 to the Proxy Statement/Prospectus.

     We have examined (i) the Merger Agreement, (ii) the Proxy Statement/Prospectus and (iii) the representation letters of Parent and Company delivered to us for purposes of this opinion (the "Representation Letters"). In addition, we have examined, and relied as to matters of fact upon, original or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other


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inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

     In rendering such opinion, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Proxy Statement/Prospectus are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent and Company in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and
(iv) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of," or based on the belief of Parent or Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Proxy Statement/Prospectus under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION."

     We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Proxy Statement/Prospectus, to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to the reference to our firm under the headings "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION" and "LEGAL MATTERS" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of


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persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/ Davis Polk & Wardell
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